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                          ACORN HILL PARTNERS L.L.C.
                         1301 AVENUE OF THE AMERICAS
                                  38TH FLOOR
                              NEW YORK, NY 10019

                               October 28, 1996



Aetna Real Estate Associates, L.P.
AREA GP Corporation
3 World Financial Center
29th Floor
New York, New York 10285

Attention: Paul L. Abbott

                Re:     Contemplated Tender Offer

Gentlemen:

        Acorn Hill Partners L.L.C. ("Bidder") anticipates making a tender offer on Schedule 14D-1 to investors in Aetna Real Estate Associates, L.P. (the "Partnership"), of which AREA GP Corporation is a general partner ("you"). Bidder will be advised by Liquidity Financial Advisors (LFA) and, therefore, will agree to become subject to the terms of the Letter Agreement dated August 14, 1996 between the Partnership and an affiliate of LFA. Bidder hereby requests your agreement to recognize Bidder, or cause Bidder to be recognized, as a Registered Owner of Units upon Bidder's payment for Units pursuant to the contemplated tender offer, subject to compliance with the Partnership Agreement, applicable partnership law and the requirements of the transfer agent for the Partnership's Units. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase, which is an exhibit to the Schedule 14D-1.

        Please sign below to indicate your agreement and covenant to effect the foregoing terms.




                                  Very truly yours,

                                  ACORN HILL PARTNERS L.L.C.

                                  By:  AP-GP Prom Partners Inc., its Managing
                                       Member

                                  By: /s/ Richard Mack
                                      -----------------------------------------
                                      Name: Richard Mack
                                      Title: Vice President


Accepted and Agreed to this
29th day of October, 1996


AREA GP Corporation


By: /s/ Paul L. Abbott
    ---------------------------
    Name: Paul L. Abbott
    Title: President